Exhibit 99.1

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. REPORTS RESULTS FOR THE

2013 FOURTH QUARTER

OKLAHOMA CITY, Oklahoma…February 27, 2014… LSB Industries, Inc. (“LSB”) (NYSE: LXU) today announced results for the fourth quarter and full year ended December 31, 2013.

Consolidated Fourth Quarter 2013 Financial Highlights Compared to 2012:

•	Net sales were $149.0 million compared to $177.1 million;

•	Operating income was $70.2 million, which included $76.2 million in business interruption and property damage insurance recoveries compared to $18.4 million, which included insurance recoveries of $7.3 million;

•	Net income applicable to common shareholders was $37.3 million, or $1.58 per diluted share, compared to $11.6 million, or $0.49;

•	Excluding insurance recoveries, the 2013 fourth quarter adjusted net loss applicable to common shareholders was $8.0 million, or $0.35 per diluted share; and

•	EBITDA was $78.5 million compared to $24.3 million.

Consolidated Full Year 2013 Financial Highlights Compared to 2012:

•	Net sales for 2013 were $679.3 million compared to $759.0 million;

•	Operating income was $105.3 million, which included $94.6 million in insurance recoveries compared to $95.7 million, which included insurance recoveries of $7.3 million;

•	Net income applicable to common shareholders was $54.7 million, or $2.33 per diluted share in 2013 compared to $58.3 million, or $2.49;

•	Excluding insurance recoveries, the 2013 adjusted net loss applicable to common shareholders was $2.8 million, or a loss of $0.13 per diluted share; and

•	EBITDA was $132.9 million as compared to $117.3 million in 2012.

Jack Golsen, LSB’s Board Chairman and CEO stated, “During 2013, we took action to enhance the Company’s operations, particularly at our chemical facilities, which should position LSB for sales growth and profitability improvement. Full year 2013 results in our Chemical Business reflect downtime during the first half of the year at our Cherokee Facility and intermittently throughout the year and for most of the fourth quarter at our Pryor Facility. Our Climate Control Business performed well during 2013 with gross margins up, driven by better product mix, lower raw material costs and improved overhead absorption related to the higher sales volumes. Looking ahead to 2014, we will continue to focus on implementing our multi-year capital investment plans at El Dorado and Pryor and capitalizing on the strength of our end-markets to create value for shareholders.”

Chemical Business Fourth Quarter 2013 Compared to Fourth Quarter 2012:

•	Net sales were $77.7 million compared to $105.3 million;

•	Sales of agricultural, industrial and mining chemicals were $27.7 million, $32.7 million and $14.2 million, compared to $40.3 million, $39.2 million and $24.3 million, respectively;

•	Segment operating income was $67.5 million, which included $76.2 million of insurance recoveries, as compared to $15.1 million, which included $7.3 million of insurance recoveries.

The decrease in Chemical Business net sales and operating income, excluding insurance recoveries, was largely attributable to unplanned downtime at the Pryor Facility while repairs were made to the facility’s primary ammonia plant. As a result of the downtime, Pryor’s ammonia production and sales for the quarter were nominal. The estimated adverse effect on operating income from the lost production resulting from the unplanned downtime was $23 million to $29 million in the fourth quarter.

With respect to agricultural chemical sales, our Chemical Business sold an aggregate 88.7 thousand tons of urea ammonium nitrate solutions (UAN), ammonium nitrate (AN), anhydrous ammonia, and other products (fertilizer blends and specialty chemicals) during the fourth quarter of 2013 as compared to 97.6 thousand tons in the same period of 2012. The following tables provide further information on our agricultural sales and feedstock costs:

Fourth Quarter Agricultural Chemical Volume, Pricing and Feedstock Cost Data
Product	2013 Volume (Tons)	2013 Avg. Price Per Ton	2012 Volume (Tons)	2012 Avg. Price Per Ton
UAN	53,463	$239	58,446	$295
AN	20,003	$292	16,775	$385
Anhydrous Ammonia	10,679	$446	18,204	$655
Other	4,562	n/a	4,165	n/a

Average natural gas cost: $3.78 per MMBtu, excluding hedging activity

Average cost for purchased ammonia: $454 per ton

Full Year Agricultural Chemical Volume, Pricing and Feedstock Cost Data
Product	2013 Volume (Tons)	2013 Avg. Price Per Ton	2012 Volume (Tons)	2012 Avg. Price Per Ton
UAN	254,012	$266	261,870	$300
AN	144,074	$365	158,073	$412
Anhydrous Ammonia	48,011	$492	87,016	$557
Other	26,276	n/a	27,861	n/a

Average natural gas cost: $3.84 per MMBtu, excluding hedging activity

Average cost for purchased ammonia: $545 per ton

Climate Control Business Fourth Quarter 2013 Compared to Fourth Quarter 2012:

•	Net sales were $67.5 million compared to $67.9 million;

•	Segment operating income was $6.0 million compared to $5.8 million.

New orders for Climate Control products were $58.8 million in the fourth quarter of 2013 compared to $64.6 million for the third quarter of 2013; and $66.8 million for the fourth quarter of 2012. At December 31, 2013, backlog was $39.7 million compared to $55.5 million at December 31, 2012.

Segment sales by product category and end market are summarized in the tables below:

Fourth Quarter Climate Control Sales by Product Category and End Market ($ millions)
Product Category	2013	2012
Heat pumps	$45.7	$39.4
Fan coils	$15.7	$13.5
HVAC Other	$6.1	$15.0

End Market	2013	2012
Residential	$12.8	$11.4
Commercial/Institutional	$54.7	$56.5

Full Year Climate Control Sales by Product Category and End Market ($ millions)
Product Category	2013	2012
Heat pumps	$183.8	$162.7
Fan coils	$64.5	$55.8
HVAC Other	$36.7	$47.7

End Market	2013	2012
Residential	$48.3	$46.9
Commercial/Institutional	$236.7	$219.3

Cash Flow and Financial Position

Cash flow from operating activities was $8.8 million for the fourth quarter of 2013 and $54.1 million for 2013 compared to $26.1 million and $99.5 million, respectively, in 2012. Capital expenditures were $43.6 million and $157.4 million in the fourth quarter and year of 2013, respectively, compared to $31.0 million and $92.6 million in 2012.

Total debt was $463.0 million at December 31, 2013, up from $72.4 million at December 31, 2012 reflecting the August 2013 issuance of $425 million of 7.75% senior secured notes. These funds are primarily earmarked for major expansion projects at the El Dorado Facility. During the fourth quarter of 2013, we received the necessary permits to proceed with the expansion projects at the El Dorado Facility which include an ammonia production plant; a new 65% strength nitric acid plant and concentrator to replace the lost production from the DSN plant explosion; and for other support infrastructure. The total expected cost of these projects is $428 million to $498 million and are expected to be completed by the end of 2015. Upon completion, these investments are estimated to generate incremental EBITDA of $90 million to $100 million per year. Interest expense for the fourth quarter and year of 2013 was $7.3 million and $14.0 million, respectively, compared to $0.4 million and $4.2 million in 2012. Additional interest capitalized in the fourth quarter and year of 2013 was $1.8 million and $4.0 million, respectively.

Industry Perspective / Outlook

Mr. Golsen continued, “In our Chemical Business, our key end markets remain historically strong. The industry outlook for planting levels is high and we continue to see favorable pricing for growers. As a result, we see robust worldwide demand for fertilizers, which should positively impact sales volumes for our agricultural products. Industrial products remain a significant market for our Chemical Business and we are pleased to see that market indicators are forecasting growth for the next few years.

“In Climate Control, leading indicators point to solid growth in commercial and institutional construction, as well as, residential housing starts over the next three years. We are anticipating an improvement in all the major sectors we serve, especially housing and education. We have been investing in our Climate Control operations, which we expect to translate into expanding profitability as sales improve.

Mr. Golsen concluded, “Overall, the outlooks for both Chemical and Climate Control end markets are favorable, and we remain focused on executing effectively, and investing in the efficiency of our operations in order to deliver improved results.”

Conference Call

LSB’s management will host a conference call covering the fourth quarter and full year results on Thursday, February 27, 2014 at 11:00 am ET/10:00 am CT to discuss these results and recent corporate developments. Participating in the call will be Board Chairman and CEO, Jack E. Golsen; President and COO, Barry H. Golsen; and Executive Vice President and CFO, Tony M. Shelby. Interested parties may participate in the call by dialing 201 493-6739. Please call in ten minutes before the conference is scheduled to begin and ask for the LSB conference call. To coincide with the conference call, LSB will post a slide presentation at www.lsbindustries.com on the webcast section of Investor Info tab.

To listen to a webcast of the call, please go to the Company’s website at www.lsbindustries.com at least 15 minutes before the conference call to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website. We suggest listeners use Microsoft Explorer as their web browser.

LSB Industries, Inc.

LSB is a manufacturing and marketing company. LSB’s principal business activities consist of the manufacture and sale of commercial and residential climate control products, such as geothermal and water source heat pumps, hydronic fan coils, modular geothermal chillers and large custom air handlers; and, the manufacture and sale of chemical products for the agricultural, mining and industrial markets.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements generally are identifiable by use of the words “believe,” “expects,” “intends,” “plans to,” “estimates,” “projects” or similar expressions, and such forward-looking statements include, but are not limited to, implementing capital investment plans; capitalizing on the strength of our end markets to create value for shareholders; industry outlook for our Chemical Business; favorable pricing for growers; strong demand worldwide for fertilizers; growth for our industrial chemical products; solid growth in our Climate Control market; and expanding profitability as sales improve in our Climate Control operations. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from the forward-looking statements as a result of various factors, including, but not limited to, general economic conditions; weather conditions; lack of growth in the commercial and residential construction industry; acceptance by the market of our geothermal heat pump products, acceptance of our technology; increase competitive pressures, domestically and foreign; price increases for raw materials; loss of significant customer; changes to federal legislation or adverse regulations; available working capital; ability to install necessary equipment and renovations at the El Dorado Facility and the Pryor Facility in a timely manner; receipt in a timely manner of production equipment; problems with production equipment; and other factors set forth under “Risk Factors” and “A Special Note Regarding Forward-Looking Statements”, a discussion of a variety of factors which could cause the future outcome to differ materially from the forward-looking statements contained in this report and in the Form 10-K for year ended December 31, 2013.

COMPANY CONTACT:	Investor Relations Contact:
Tony M. Shelby, Chief Financial Officer	Fred Buonocore CFA (212) 836-9607
(405) 235-4546	Linda Latman (212) 836-9609
The Equity Group Inc.

See Accompanying Tables

LSB Industries, Inc.

Unaudited Financial Highlights

Years and Three Months Ended December 31, 2013 and 2012

	Year Ended December 31,		Three Months Ended December 31,
	2013	2012	2013	2012
	(in thousands, except per share amounts)
Net sales	$679,287	$759,031	$149,035	$177,137
Cost of sales	535,731	575,295	118,469	136,767

Gross profit	143,556	183,736	30,566	40,370
Selling, general and administrative expense	100,674	89,988	25,989	24,000
Provisions for (recoveries of) losses on accounts receivable	478	(214)	296	(29)
Property insurance recoveries in excess of losses incurred	(66,255)	—	(66,255)	—
Other expense (income), net	3,351	(1,693)	359	(1,962)

Operating income	105,308	95,655	70,177	18,361
Interest expense, net	13,986	4,237	7,324	437
Loss on extinguishment of debt	1,296	—	—	—
Non-operating other income, net	(100)	(281)	(90)	(11)

Income from continuing operations before provisions for income taxes and equity in earnings of affiliate	90,126	91,699	62,943	17,935
Provisions for income taxes	35,421	33,594	25,454	6,484
Equity in loss (earnings) of affiliate	(436)	(681)	16	(171)

Income from continuing operations	55,141	58,786	37,473	11,622
Net loss from discontinued operations	179	182	130	62

Net income	54,962	58,604	37,343	11,560
Dividends on preferred stocks	300	300	—	—

Net income applicable to common stock	$54,662	$58,304	$37,343	$11,560

Weighted-average common shares:
Basic	22,465	22,360	22,520	22,402

Diluted	23,597	23,539	23,624	23,570

Income (loss) per common share:
Basic:
Income from continuing operations	$2.44	$2.62	$1.67	$0.52
Net loss from discontinued operations	(0.01)	(0.01)	(0.01)	—

Net income	$2.43	$2.61	$1.66	$0.52

Diluted:
Income from continuing operations	$2.34	$2.50	$1.59	$0.49
Net loss from discontinued operations	(0.01)	(0.01)	(0.01)	—

Net income	$2.33	$2.49	$1.58	$0.49

LSB Industries, Inc.

Unaudited Financial Highlights

Years and Three Months Ended December 31, 2013 and 2012

	Year Ended December 31,		Three Months Ended December 31,
	2013	2012	2013	2012
	(in thousands)
Net sales:
Chemical	$380,669	$477,813	$77,652	$105,262
Climate Control	285,018	266,171	67,528	67,885
Other (1)	13,600	15,047	3,855	3,990

	$679,287	$759,031	$149,035	$177,137

Gross profit: (2)
Chemical	$46,165	$97,692	$7,049	$18,903
Climate Control	92,907	80,981	22,354	20,089
Other (1)	4,484	5,063	1,163	1,378

	$143,556	$183,736	$30,566	$40,370

Operating income: (3)
Chemical	$87,784	$82,101	$67,525	$15,078
Climate Control	30,386	25,834	5,999	5,827
Other (1)	1,699	2,091	501	598
General corporate expenses (4)	(14,561)	(14,371)	(3,848)	(3,142)

	105,308	95,655	70,177	18,361
Interest expense, net	13,986	4,237	7,324	437
Loss on extinguishment of debt	1,296	—	—	—
Non-operating other income, net
Chemical	(1)	(1)	—	—
Climate Control	(1)	(1)	(1)	—
Corporate and other business operations	(98)	(279)	(89)	(11)
Provisions for income taxes	35,421	33,594	25,454	6,484
Equity in loss (earnings) of affiliate— Climate Control	(436)	(681)	16	(171)

Income from continuing operations	$55,141	$58,786	$37,473	$11,622

LSB Industries, Inc.

Notes to Unaudited Financial Highlights

Years and Three Months Ended December 31, 2013 and 2012

(1)	Sales, gross profit and operating income classified as “Other” relates primarily to the sales of industrial machinery and related components.

(2)	Gross profit by business segment represents net sales less cost of sales.

(3)	Our chief operating decision makers use operating income by business segment for purposes of making decisions, which include resource allocations and performance evaluations. Operating income by business segment represents gross profit by business segment less selling, general and administrative expense (“SG&A”) incurred by each business segment plus other income and other expense earned/incurred by each business segment before general corporate expenses.

(4)	General corporate expenses consist of SG&A, other income and other expense that are not allocated to one of our business segments.

LSB Industries, Inc.

Consolidated Balance Sheets

	December 31, 2013	December 31, 2012
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$143,750	$98,020
Restricted cash	—	31
Accounts receivable, net	80,570	82,801
Inventories:
Finished goods	29,163	36,851
Work in progress	2,838	3,576
Raw materials	23,871	24,546

Total inventories	55,872	64,973
Supplies, prepaid items and other:
Prepaid insurance	15,073	10,049
Precious metals	14,927	13,528
Supplies	13,523	9,855
Prepaid income taxes	12,644	—
Other	3,867	2,266

Total supplies, prepaid items and other	60,034	35,698
Deferred income taxes	13,613	3,224

Total current assets	353,839	284,747
Property, plant and equipment, net	416,801	281,871
Other assets:
Noncurrent restricted cash	80,974	—
Noncurrent restricted investments	209,990	—
Debt issuance costs, net	8,027	876
Other, net	13,466	9,118

Total other assets	312,457	9,994

	$1,083,097	$576,612

LSB Industries, Inc.

Consolidated Balance Sheets (continued)

	December 31, 2013	December 31, 2012
	(in thousands)
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$61,775	$68,333
Short-term financing	13,749	9,254
Accrued and other liabilities	49,107	34,698
Current portion of long-term debt	9,262	4,798

Total current liabilities	133,893	117,083
Long-term debt	453,705	67,643
Noncurrent accrued and other liabilities	17,086	16,369
Deferred income taxes	66,698	21,020
Commitments and contingencies
Stockholders’ equity:
Series B 12% cumulative, convertible preferred stock, $100 par value; 20,000 shares issued and outstanding	2,000	2,000
Series D 6% cumulative, convertible Class C preferred stock, no par value; 1,000,000 shares issued and outstanding	1,000	1,000
Common stock, $0.10 par value; 75,000,000 shares authorized, 26,846,470 shares issued (26,731,360 at December 31, 2012)	2,685	2,673
Capital in excess of par value	167,550	165,006
Retained earnings	266,854	212,192

	440,089	382,871
Less treasury stock at cost:
Common stock, 4,320,462 shares	28,374	28,374

Total stockholders’ equity	411,715	354,497

	$1,083,097	$576,612

LSB Industries, Inc.

Non-GAAP Reconciliation

(In Millions, except per share amounts) (unaudited)

This news release includes the measures “EBITDA”, “adjusted net loss applicable to common stock” and “adjusted loss per diluted share”. These measures are deemed “non-GAAP financial measure” under the rules of the SEC, including Regulation G. These non-GAAP measures are calculated using GAAP amounts in our consolidated financial statements. These non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for net income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, these presentations of EBITDA, adjusted net loss applicable to common stock, and adjusted loss per diluted share may not be comparable to similarly titled measures of other companies.

EBITDA Reconciliations

EBITDA is defined as net income (loss) plus interest expense, depreciation, depletion and amortization of property plant and equipment, amortization of other assets, less interest included in amortization, plus provisions for income taxes plus loss from discontinued operations. We believe that certain investors consider EBITDA a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. The following table provides a reconciliation of net income to EBITDA for the periods indicated.

	Twelve Months Ended December 31,		Three Months Ended December 31,
LSB Industries, Inc. Consolidated	2012	2013	2012	2013
Net income	$58.6	$55.0	$11.6	$37.3
Plus:
Interest expense	4.2	14.0	0.4	7.3
Depreciation, depletion and amortization	20.7	28.4	5.8	8.3
Provisions for income taxes	33.6	35.3	6.5	25.5
Loss from discontinued operations	0.2	0.2	0.0	0.1

EBITDA	$117.3	$132.9	$24.3	$78.5

(continued)

LSB Industries, Inc.

Non-GAAP Reconciliation (continued)

(In Millions, except per share amounts) (unaudited)

Adjusted Net Loss Applicable to Common Stock and Diluted Earnings per Share

Excluding Insurance Recoveries

Adjusted net loss applicable to common stock and adjusted loss per diluted share are reported to show the impact of the insurance recoveries. We believe that the inclusion of supplementary adjustments to the GAAP measures, net income applicable to common stock and diluted income per common share, are appropriate to provide additional information to investors about certain unusual items that are not expected to reoccur in the future. The following table provides a reconciliation of net income applicable to common stock to adjusted net loss applicable to common stock excluding the impact of the insurance recoveries. The following table also calculates the loss per diluted share of the adjusted net loss applicable to common stock.

LSB Industries, Inc. Consolidated	Twelve Months Ended 12/31/2013	Three Months Ended 12/31/2013
Net income applicable to common stock	$54.7	$37.3
Less:
Insurance recoveries	94.6	76.2
Income tax provision related to insurance recoveries	(37.1)	(30.9)

After tax effect of insurance recoveries	57.5	45.3

Adjusted net loss applicable to common stock	$(2.8)	$(8.0)

Weighted-average diluted common shares	22.465	22.520

Adjusted loss per diluted share	$(0.13)	$(0.35)